As filed with the Securities and Exchange Commission on September 11, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

ALPHA TAU MEDICAL LTD.
(Exact Name of Registrant as Specified in its Charter)

State of Israel	7372	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Alpha Tau Medical Ltd.

Kiryat HaMada St. 5

Jerusalem, Israel 9777605

+972 (3) 577-4115

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Alpha Tau Medical, Inc.

1 Union Street 3rd Floor

Lawrence, MA 01840

(833) 455-3278

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Rosenberg Joshua G. Kiernan Latham & Watkins LLP 99 Bishopsgate London EC2M 3XF United Kingdom Tel: (+44) (20) 7710-1000	Shachar Hadar Matthew Rudolph Meitar | Law Offices 16 Abba Hillel Silver Rd. Ramat Gan 5250608, Israel Tel: +972 (3) 610-3100

Approximate date of commencement of proposed sale to the public:

From time to time after the effectiveness of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission (the “SEC”), acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 11. 2023

PRELIMINARY PROSPECTUS

1,100,000 ORDINARY SHARES,

ALPHA TAU MEDICAL LTD.

This prospectus relates to the resale by the selling shareholder named in this prospectus (collectively, the “Selling Shareholders”) from time to time of up to an aggregate of 1,100,000 ordinary shares, no par value per share (the “ordinary shares”) in amounts, at prices and on terms that will be determined at the time of any such offering. The ordinary shares being registered for resale hereunder were acquired by the Selling Shareholders pursuant to a Secondary Share Purchase Agreement, dated as of August 10, 2023 in a private transaction and we are registering the ordinary shares for resale pursuant to an undertaking that we entered into as part of such private transaction.

Our ordinary shares and warrants are listed on the Nasdaq Stock Market LLC under the trading symbols “DRTS” and “DRTSW,” respectively. On September 1, 2023, the closing prices for our ordinary shares and warrants on the Nasdaq Stock Market LLC were $3.59 per ordinary share and $0.3250 per warrant.

We will not receive any of the proceeds from the sale of the ordinary shares by the Selling Shareholders. Any ordinary shares subject to resale hereunder will have been issued by us and acquired by the Selling Shareholders prior to any resale of such shares pursuant to this prospectus.

The Selling Shareholders named in this prospectus and any of their pledgees, assignees and successors-in-interest, may offer or resell the ordinary shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Shareholders will bear all commissions and discounts, if any, attributable to the sale of the ordinary shares. The Selling Shareholders and Althera Medical Ltd., one of our large shareholders, will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section entitled “Plan of Distribution.”

For additional information on the methods of sale that may be used by the Selling Shareholders, see “Plan of Distribution” beginning on page 9 of this prospectus.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act, and are subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus and other risk factors contained in the documents incorporated by reference herein for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission, the Israeli Securities Authority nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is               2023.

No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential” or the negative of these terms or other similar expressions. Forward-looking statements include, without limitation, our expectations concerning the outlook for our business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:

●	We have incurred significant losses since inception and have not generated any revenue to date. We expect to incur losses over the next several years and may not be able to achieve or sustain revenues or profitability in the future;

●	We may need substantial additional funding, and if we are unable to raise capital when needed, we could be forced to delay, reduce or terminate the development of our Alpha DaRT technology or other product discovery and development programs or commercialization efforts;

●	Our limited operating history may make it difficult for you to evaluate the success of our business to date and to assess our future viability;

●	Our approach to the development of our proprietary Alpha DaRT technology represents a novel approach to radiation therapy, which creates significant and potentially unpredictable challenges for us;

●	The commercial success of our Alpha DaRT technology, if authorized or certified for commercial sale, will depend in part upon public perception of radiation therapies, and to a lesser extent, radiopharmaceuticals, and the degree of their market acceptance by physicians, patients, healthcare payors and others in the medical community;

●	The market opportunities for our Alpha DaRT technology may be smaller than we anticipated or may be limited to those patients who are ineligible for or have failed prior treatments. If we encounter difficulties enrolling patients in our clinical trials, our clinical development activities could be delayed or otherwise adversely affected;

●	We do not currently engage in commercial marketing activities or sales efforts and we have no experience in marketing our products. If we are unable to establish marketing and sales capabilities or enter into agreements with third parties to market and sell our Alpha DaRT technology, if approved or certified for commercial sale, we may not be able to generate product revenue;

●	We currently conduct and in the future intend to continue conducting pre-clinical studies, clinical trials for our Alpha DaRT technology outside the United States, and the FDA and similar foreign regulatory authorities may not accept data from such trials;

●	Our Alpha DaRT technology and operations are subject to extensive government regulation and oversight both in the United States and abroad, and our failure to comply with applicable requirements could harm our business;

●	We may not receive, or may be delayed in receiving, the necessary marketing authorizations or certifications for our Alpha DaRT technology or any future products or product candidates, and failure to timely obtain necessary marketing authorizations or certifications for our product candidates would have a material adverse effect on our business;

ii

●	If we do not obtain and maintain international regulatory registrations, marketing authorizations or certifications for any product candidates we develop, we will be unable to market and sell such product candidates outside of the United States;

●	If in the future Alpha DaRT is approved or certified for commercial sale, but we are unable to obtain adequate reimbursement or insurance coverage from third-party payors, we may not be able to generate significant revenue;

●	We may be unable to obtain a sufficient or sufficiently pure supply of radioisotopes to support clinical development or at commercial scale;

●	If we are unable to obtain and maintain patent or other intellectual property protection for our Alpha DaRT technology and for any other products or product candidates that we develop, or if the scope of the patent or other intellectual property protection obtained is not sufficiently broad, our competitors could develop and commercialize products and technology similar or identical to ours, and our ability to commercialize any product candidates we may develop, and our technology may be adversely affected;

●	We are incurring increased costs as a result of operating as a public company, and our management will devote substantial time to new compliance initiatives; and

●	The other matters described in the section titled “Risk Factors” beginning on page 6.

We caution you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this prospectus. We undertake no obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs. In the event that any forward-looking statement is updated, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear in our public filings with the SEC, which are or will be (as appropriate) accessible at www.sec.gov, and which you are advised to consult. For additional information, please see the section titled “Where You Can Find More Information; Incorporation of Information by Reference” elsewhere in this prospectus.

Market, ranking and industry data used throughout this prospectus, including statements regarding market size and technology adoption rates, is based on the good faith estimates of our management, which in turn are based upon our management’s review of internal surveys, independent industry surveys and publications including third party research and publicly available information. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding the industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus and in and “Risk Factors” and “Operating and Financial Review and Prospects” in our Annual Report on Form 20-F for the year ended December 31, 2022, as amended (our “Annual Report”), incorporated by reference into this prospectus.

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SUMMARY OF THE PROSPECTUS

This summary highlights, and is qualified in its entirety by, the more detailed information included elsewhere in this prospectus. This summary does not contain all of the information that may be important to you. You should read and carefully consider the entire prospectus, especially the “Risk Factors” section of this prospectus and in our Annual Report, before deciding to invest in our ordinary shares. Unless the context otherwise requires, we use the terms “company,” “we,” “us” and “our” in this prospectus to refer to Alpha Tau Medical Ltd. and subsidiaries.

We are a clinical-stage oncology therapeutics company focused on harnessing the innate relative biological effectiveness and short range of alpha particles for use as a localized radiation therapy for solid tumors. Our proprietary Alpha DaRT technology is designed to utilize the specific therapeutic properties of alpha particles while aiming to overcome, and even harness for potential benefit, the traditional shortcomings of alpha radiation’s limited range. We believe that our Alpha DaRT technology has the potential to be broadly applicable across multiple targets and tumor types. We have evaluated and continue to evaluate the feasibility, safety and efficacy of the Alpha DaRT technology for the treatment of superficial lesions, i.e., tumors of the skin, head or neck, in multiple clinical trials conducted in clinical sites around the world. In a first-in-human study of locally advanced and recurrent squamous cell carcinoma, or SCC, cancers of the skin and head and neck, efficacy was evaluated in 28 tumors, and results showed that Alpha DaRT achieved 100% overall response rate and over 78% complete response rate. The Alpha DaRT was generally well-tolerated, with limited local toxicity and no systemic toxicity. On the basis of this clinical trial as well as some of our further clinical trials, we received marketing approval in Israel in August 2020 for the treatment of SCC of the skin or oral cavity using the Alpha DaRT, and that marketing approval is currently in a renewal process. In June 2021, the FDA granted the Alpha DaRT Breakthrough Device Designation for the treatment of patients with SCC of the skin or oral cavity without curative standard of care. In October 2021, the FDA granted the Alpha DaRT a second Breakthrough Device Designation, in treating recurrent Glioblastoma Multiforme, or GBM, as an adjunct to standard medical therapies or as a standalone therapy after standard medical therapies have been exhausted. In the second half of 2021, we treated ten patients in the U.S. in a multi-center pilot feasibility trial conducted at Memorial Sloan Kettering Cancer Center and four other U.S. clinical sites, to explore the feasibility of delivering radiotherapy for malignant skin and superficial soft tissue tumors using Alpha DaRT. The study met its primary feasibility endpoint, as all patients had successful delivery of radiation by Alpha DaRT. At approximately 12 weeks and 24 weeks after treatment, all ten lesions treated demonstrated a complete response to treatment, with no product-related serious adverse events observed. We are conducting a multi-center pivotal trial, which we refer to as the ReSTART trial, to explore the delivery of radiotherapy for up to 86 patients with recurrent cutaneous squamous cell carcinoma tumors using Alpha DaRT at up to 20 clinical sites around the United States and selected other clinical sites outside the U.S. We anticipate completing recruitment of this trial in early 2024, and receiving results of the trial in 2024 for potential submission to the FDA. If submitted and approved, we expect to commercialize our Alpha DaRT technology first in the United States before other markets, including Israel, notwithstanding our existing marketing authorization in Israel (under which we have not yet commercialized the product). We hold exclusive rights to our proprietary Alpha DaRT technology in our core markets, including the United States and Europe.

While local radiation therapy has been a mainstay of cancer therapy for years, it has been mostly limited to modalities utilizing beta or gamma emissions, which primarily destroy cells through an indirect mechanism relying on oxygen and the generation of free radicals to cause single-strand DNA breaks. By contrast, alpha radiation has hundreds of times the linear energy transfer rate of beta-emitters. Additionally, alpha particles’ heavier mass and far shorter particle paths (less than 100 μm) relative to beta’s lighter mass and lengthier (up to 12 mm) path, have been shown to destroy radioresistant cells in clinical studies – causing multiple, irreparable, double-strand DNA breaks and other cellular damage upon direct impact – within a very short distance. Accordingly, we believe that alpha radiation has several significant potential advantages for use in cancer radiotherapy, including a high relative biological efficiency (potentially enabling it to destroy tumor cells with administration of lower levels of radiation), imperviousness to factors such as hypoxia, and a very well-defined range of travel with limited collateral damage. Nonetheless, its use has also been limited precisely due to alpha’s extremely short particle range in living tissue, as the range of less than 100 μm is insufficient to provide meaningful clinical utility.

The Alpha DaRT technology employs a series of radioactive sources that are embedded with Radium-224 to enable a controlled, intratumoral release of alpha-emitting atoms which diffuse and decay throughout the tumor, seeking to kill cancerous cells with localized precision, while penetrating deeper into the tumor than can otherwise be reached by the limited ranges of the alpha particles themselves. Due to the inherent limited range of the alpha particles, we believe that the Alpha DaRT technology has the potential to deliver powerful and localized precise killing impact to the tumor without damage to surrounding healthy tissue. By combining the innate relative biological effectiveness and short range of alpha particles in a single-use disposable form, we believe that the Alpha DaRT could address tumors that have otherwise demonstrated poor response to radiation therapy or other standards of care, with the potential to apply to a wide range of tumors and clinical settings.

We evaluated the feasibility, safety and efficacy of the Alpha DaRT technology in a first-in-human study of locally advanced and recurrent SCC cancers of the skin and head and neck, the results of which were subsequently published in the International Journal for Radiation Oncology, Biology, Physics and which elicited a positive editorial reaction in the same journal. Efficacy was evaluated in 28 tumors of the skin and head and neck, and results showed that Alpha DaRT achieved a >78% complete response rate. The trial was conducted in an elderly (median age = 80.5 years) and largely pre-treated patient population, with 42% of the target lesions, including non-evaluated lesions, having already received radiation therapy. The Alpha DaRT was generally well-tolerated, with limited local toxicity and no systemic toxicity. Following these initial positive results, we substantially expanded our clinical evaluations in later trials to a much wider patient population. Specifically, we initiated follow-on studies at multiple clinical sites in Israel and around the world, to evaluate Alpha DaRT in cancers of the skin, superficial soft tissue, or oral cavity, regardless of cell type, which includes SCC as well as basal cell carcinoma, melanoma, skin metastases, and others. In the second half of 2021, we treated ten patients in the U.S. in a multi-center pilot feasibility trial conducted at Memorial Sloan Kettering Cancer Center and four other U.S. clinical sites, to explore the feasibility of delivering radiotherapy for malignant skin and superficial soft tissue tumors using Alpha DaRT. The study met its primary feasibility endpoint, as all patients had successful delivery of radiation by Alpha DaRT. At approximately 12 weeks and 24 weeks after treatment, all ten lesions treated demonstrated a complete response to the treatment, with no product-related serious adverse events observed. As of February 28, 2023, across our clinical trials involving superficial lesions, i.e. tumors of the skin, head or neck, Alpha DaRTs have been administered to over 145 lesions, and in a pooled analysis evaluating those lesions that reached the evaluation endpoint per the treatment protocol of the applicable clinical trial, we have observed an overall response rate of 97%, including a complete response rate of 78%. In August 2023, we announced that in a pooled analysis of longer term data from 71 patients from four feasibility trials involving 81 superficial lesions, we observed an 89% complete response rate, a two-year local recurrence-free survival rate of 77%, and no grade 2 or higher late toxicities observed six months or more after treatment. The supportive data from these first trials also led to the U.S. Food and Drug Administration, or FDA, granting Breakthrough Device Designation to the Alpha DaRT for the treatment of patients with SCC of the skin or oral cavity without curative standard of care.

In parallel, we are pursuing a similar approach towards seeking FDA marketing authorization for other uses for the Alpha DaRT technology in other indications by conducting feasibility studies and then generating potentially registrational data in other indications, such as breast, pancreas and prostate cancers, or applications such as combinations with immunotherapies.

We have engaged with a number of prestigious medical and educational institutions and, as of March 1, 2023, have ten clinical studies ongoing worldwide across these two parallel strategies, of generating data in superficial tumors as well as conducting studies in other indications.

Additionally, in our pre-clinical studies, we evaluated the Alpha DaRT on 19 tumor models (both human and mouse). Alpha DaRT sources were observed to have killed multiple types of mouse and human tumors in vivo. The intensity of the killing activity varied between tumor types, and was dependent on the ability of the radioactive atoms to diffuse inside the tumor and on the intrinsic sensitivity of the tissue to DNA damage induced by the radiation, but all tumor types showed responsiveness to Alpha DaRT, i.e., there was no observed resistance. We therefore believe that our technology may potentially be relevant for treatment across a broad range of tumors. We are currently focused on developing the Alpha DaRT for use in a number of potential applications, particularly in refractory or unresectable localized tumors which are not being adequately addressed by standard of care, tumor types with a high unmet need (such as pancreatic adenocarcinoma or glioblastoma multiforme), and metastatic tumors in combination with systemic therapies such as checkpoint inhibitors. We are also investigating the potential of the Alpha DaRT to elicit an immune response as observed in previous pre-clinical data, as well as anecdotal evidence of response from untreated tumors, or abscopal effects, which may have the potential to inhibit or even reduce metastases.

The Company was founded in November 2015 by Uzi Sofer, our Chief Executive Officer and Chairman, along with the inventors of the Alpha DaRT technology including Professor Itzhak Kelson and Professor Yona Keisari of Tel Aviv University, our Chief Physics Officer and Chief Scientific Officer, respectively. Together, they founded Alpha Tau with the goal of bringing this innovative technology out of the laboratory and into patients, in order to bring hope to cancer patients around the world.

The main address of our principal executive offices is Kiryat HaMada St. 5, Jerusalem, Israel 9777605 and its telephone number is +972 (3) 577-4115.

Secondary Share Purchase Agreement

On August 10, 2023, Althera Medical Ltd. (“Althera”), one of our large shareholders, entered into a Secondary Share Purchase Agreement (the “Secondary Purchase Agreement”) with Deep Insight Limited Partnership (“Deep Insight”), pursuant to which Althera sold and Deep Insight purchased 1,100,000 of our ordinary shares (the “Purchased Shares”) in a privately negotiated transaction.

In connection with the Secondary Purchase Agreement, we entered into an undertaking with each of Althera and Deep Insight, pursuant to which we agreed to register the Purchased Shares for resale within 60 days of the date of the Secondary Purchase Agreement and to keep such registration statement effective until the earlier of (i) the date that all of the Purchased Shares have been sold by Deep Insight or (ii) such time as SEC Rule 144 or another similar exemption under the Securities Act of 1933, as amended, is available for the sale of all of the Purchased Shares without limitation during a three-month period without registration (the “Rule 144 Period”), provided however, if at any time during a Rule 144 Period (but prior to the Final Expiration Date) we have another similar resale registration statement effective for other shareholders, then we shall also keep this registration statement for Deep Insight effective; or (iii) three years following the effective date of this registration statement (the “Final Expiration Date”).

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

We qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). An emerging growth company may take advantage of specified exemptions from various requirements that are otherwise applicable generally to U.S. public companies. These provisions include:

●	an exemption that allows the inclusion in an initial public offering registration statement of only two years of audited financial statements and selected financial data and only two years of related disclosure;

●	reduced executive compensation disclosure;

●	exemptions from the requirements of holding a non-binding advisory vote on executive compensation and any golden parachute payments not previously approved;

●	an exemption from compliance with the requirement of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on the financial statements; and

●	an exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) in the assessment of the emerging growth company’s internal control over financial reporting.

The JOBS Act also permits an emerging growth company such as us to delay adopting new or revised accounting standards until such time as those standards are applicable to private companies. We have elected to use this extended transition period to enable us to comply with certain new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates. We may choose to take advantage of some but not all of these reduced reporting burdens.

We will remain an emerging growth company until the earliest of:

●	the last day of our fiscal year during which we have total annual revenue of at least $1.235 billion;

●	the last day of our fiscal year following the fifth anniversary of the closing of the Business Combination;

●	the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or

●	the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our Class A ordinary shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter.

In addition, we report under the Exchange Act as a “foreign private issuer.” As a foreign private issuer, we may take advantage of certain provisions under the rules that allow us to follow Israeli law for certain corporate governance matters. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

●	the rules under the Exchange Act requiring the filing with the U.S. Securities and Exchange Commission (the “SEC”) of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events; and

●	Regulation Fair Disclosure (“Regulation FD”), which regulates selective disclosures of material information by issuers.

Foreign private issuers, like emerging growth companies, also are exempt from certain more stringent executive compensation disclosure rules. Thus, if we remain a foreign private issuer, even if we no longer qualify as an emerging growth company, we will continue to be exempt from the more stringent compensation disclosures required of public companies that are neither an emerging growth company nor a foreign private issuer.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We are required to determine our status as a foreign private issuer on an annual basis at the end of our second fiscal quarter. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies:

●	the majority of our executive officers or directors are U.S. citizens or residents;

●	more than 50% of our assets are located in the United States; or

●	our business is administered principally in the United States.

THE OFFERING

Securities that may be offered and sold from time to time by the Selling Shareholders	Up to 1,100,000 ordinary shares.

Offering prices of the ordinary shares	The securities offered by this prospectus may be offered and sold at prevailing market prices, privately negotiated prices or such other prices as the Selling Shareholders may determine. See “Plan of Distribution.”

Ordinary shares issued and outstanding	69,401,067 ordinary shares (as of August 31, 2023).

Use of proceeds	All of the shared offered by the Selling Shareholders pursuant to this prospectus will be sold by the Selling Shareholders for their respective accounts. We will not receive any of the proceeds from these sales.

Dividend Policy	We have never declared or paid any cash dividend on our ordinary shares. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Any further determination to pay dividends on our ordinary shares would be at the discretion of our board of directors, subject to applicable laws, and would depend on our financial condition.

Market for our ordinary shares and warrants	Our ordinary shares and warrants are listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the trading symbols “DRTS” and “DRTSW,” respectively.

Risk factors	Prospective investors should carefully consider the “Risk Factors” on page 6 for a discussion of certain factors that should be considered before buying the securities offered hereby.

RISK FACTORS

You should carefully consider the risks described below and the risks described in the documents incorporated by reference herein, including our Annual Report, as well as the other information included in this prospectus or incorporated by reference in this prospectus before you decide to buy our securities. The risks and uncertainties described below are not the only risks facing us. We may face additional risks and uncertainties not currently known to us or that we currently deem to be immaterial. Any of the risks described below, and any such additional risks, could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risks Related to this Offering

Sales of a substantial number of our securities in the public market by the Selling Shareholders and/or by our existing securityholders could cause the price of our ordinary shares to fall.

The Selling Shareholders can sell, under this prospectus, up to 1,100,000 ordinary shares constituting approximately 1.6% of our issued and outstanding ordinary shares as of August 31, 2023. Sales of a substantial number of ordinary shares in the public market by the Selling Shareholders and/or by our other existing securityholders, or the perception that those sales might occur, could depress the market price of our ordinary shares and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our ordinary shares.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and total capitalization on an actual basis as of June 30, 2023. The information in this table should be read in conjunction with the financial statements and notes thereto and other financial information included in this prospectus, any prospectus supplement or incorporated by reference in this prospectus. Our historical results do not necessarily indicate our expected results for any future periods.

As of June 30, 2023
(in thousands)
Cash and cash equivalents	$855
Restricted cash and short-term deposits	93,506
Warrant liability	7,794
Ordinary shares, no par value; 362,116,800 shares authorized; 69,373,135 issued and outstanding, actual	—
Additional paid-in capital	196,045
Accumulated (deficit)	(103,482)
Total shareholders’ equity (deficiency)	92,563
Total capitalization	$92,563

USE OF PROCEEDS

All of the ordinary shares offered by the Selling Shareholders pursuant to this prospectus will be sold by the Selling Shareholders for their respective accounts. We will not receive any of the proceeds from these sales. All net proceeds from the sale of the ordinary shares covered by this prospectus will go to the Selling Shareholders.

SELLING SHAREHOLDERS

This prospectus relates to the possible resale by the Selling Shareholders of up to 1,100,000 ordinary shares by the Selling Securityholders.

The Selling Shareholders may from time to time offer and sell any or all of the ordinary shares set forth below pursuant to this prospectus. In this prospectus, the term “Selling Securityholders” includes (i) the entities identified in the table below (as such table may be amended from time to time by means of an amendment to the registration statement of which this prospectus forms a part or by a supplement to this prospectus) and (ii) any donees, pledgees, transferees or other successors-in-interest that acquire any of the securities covered by this prospectus after the date of this prospectus from the named Selling Shareholders as a gift, pledge, partnership distribution or other non-sale related transfer.

The table below sets forth, as of the date of this prospectus, the name of the Selling Shareholders for which we are registering ordinary shares for resale to the public, and the aggregate principal amount that the Selling Shareholders may offer pursuant to this prospectus. In accordance with SEC rules, individuals and entities below are shown as having beneficial ownership over shares they own or have the right to acquire within 60 days, as well as shares for which they have the right to vote or dispose of such shares.

The percentage of ordinary shares beneficially owned after the offering is based on 69,401,067 ordinary shares outstanding as of August 31, 2023. Also in accordance with SEC rules, for purposes of calculating percentages of beneficial ownership, shares which a person has the right to acquire within 60 days of August 31, 2023 are included both in that person’s beneficial ownership as well as in the total number of shares issued and outstanding used to calculate that person’s percentage ownership but not for purposes of calculating the percentage for other persons. In some cases, the same ordinary shares are reflected more than once in the table below because more than one holder may be deemed the beneficial owner of the same ordinary shares.

We cannot advise you as to whether the Selling Shareholders will in fact sell any or all of such securities. In addition, the Selling Shareholders may sell, transfer or otherwise dispose of, at any time and from time to time, the ordinary shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of ordinary shares registered on its behalf. A Selling Securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

The information in the table below is based upon information provided by the Selling Securityholders. The securities owned by the Selling Shareholders named below do not have voting rights different from the securities owned by other securityholders.

Percentage of
Outstanding
	Number of	Number of	Number of	Ordinary Shares
	Ordinary	Ordinary Shares	Ordinary Shares	Owned After
Name of Selling Security holders	Shares	Being Offered(1)	After Offering	Offering
Deep Insight Limited Partnership	1,100,000	1,100,000	—	—

(1)	The amounts set forth in this column are the number of ordinary shares that may be offered by such Selling Securityholder using this prospectus. These amounts do not represent any other of our ordinary shares that the Selling Securityholder may own beneficially or otherwise.

(2)	The shares are directly held by Deep Insight Limited Partnership, an Israeli limited partnership (“Deep Insight”). Deep Insight Fund GP Limited Partnership, an Israeli limited partnership (“Deep Insight GP LP”), is the sole general partner of Deep Insight, Deep Insight GP Ltd., an Israeli private company (“Deep Insight GP Company”), is the sole general partner of Deep Insight GP LP. The shares may be deemed to be indirectly beneficially owned by (i) Deep Insight Fund GP LP, (ii) Deep Insight GP Company, (iii) Barak Ben Eliezer, as holder of 50% of the outstanding shares of Deep Insight GP Company and managing partner of Deep Insight GP LP and (iv) Eyal Kishon, as holder of 50% of the outstanding shares of Deep Insight GP Company and chairman of the board of directors of Deep Insight GP LP. Each of Barak Ben Elizer and Eyal Kishon disclaims beneficial ownership over these shares. The address of Deep Insight is 3 Arik Einstein St., Herzliya, Israel.

PLAN OF DISTRIBUTION

The Selling Securityholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling ordinary shares or interests in ordinary shares received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their ordinary shares or interests in ordinary shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Shareholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for their account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the ordinary shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the ordinary shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer the ordinary shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our ordinary shares or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the ordinary shares in the course of hedging the positions they assume. The Selling Shareholders may also sell our ordinary shares short and deliver these securities to close out their short positions, or loan or pledge the ordinary shares to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Each of the Selling Shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of ordinary shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the sale of the ordinary shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement.

To the extent required, the ordinary shares to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the ordinary shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the ordinary shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Shareholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

The Selling Shareholders and Althera Medical Ltd., one of our large shareholders (“Althera”), will pay certain expenses associated with the registration of the shares covered by this prospectus as agreed in the Secondary Share Purchase Agreement, dated August 10, 2023 pursuant to which the Selling Shareholders acquired the shares offered for resale hereunder from Althera in a private transaction. We have agreed to indemnify the Selling Shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the Selling Shareholders to keep the registration statement of which this prospectus constitutes a part effective until (i) all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or the securities have been withdrawn; (ii) such time as SEC Rule 144 or another similar exemption under the Securities Act of 1933, as amended, is available for the sale of all of the shares covered by this prospectus without limitation during the Rule 144 Period, provided however, if at any time during a Rule 144 Period (but prior to the Final Expiration Date) we have another similar resale registration statement effective for other shareholders, then we shall also keep this registration statement for the Selling Shareholders effective; or (iii) three years following the effective date of this registration statement (the “Final Expiration Date”).

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

The legality of the ordinary shares offered by this prospectus and certain other Israeli legal matters will be passed upon for Alpha Tau by Meitar | Law Offices, Ramat Gan, Israel. Certain legal matters with respect to U.S. federal securities law and New York law will be passed upon for Alpha Tau by Latham & Watkins LLP, New York, New York. Meitar | Law Offices and certain attorneys affiliated with the firm own less than 1% of Alpha Tau’s ordinary shares. Latham & Watkins LLP and certain attorneys and investment funds affiliated with the firm own less than 1% of Alpha Tau’s ordinary shares.

EXPERTS

The consolidated financial statements of Alpha Tau Medical Ltd. at December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022 incorporated by reference into this prospectus and Registration Statement have been so incorporated in reliance on the report of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The current address of Kost, Forer, Gabbay & Kasierer is 144 Menachem Begin Road, Building A, Tel Aviv 6492102, Israel.

ENFORCEABILITY OF CIVIL LIABILITIES

Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, most of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Meitar | Law Offices, our legal counsel in Israel that it may be difficult to assert U.S. securities laws claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact which can be a time-consuming and costly process. Matters of procedure will also be governed by Israeli law.

We have irrevocably appointed Alpha Tau Medical Inc., as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act or the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

●	the judgment was rendered by a court of competent jurisdiction, according to the laws of the state in which the judgment is given;

●	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted; and

●	the judgment is not contrary to public policy of Israel.

Even if such conditions are met, an Israeli court may not declare a foreign civil judgment enforceable if:

●	the prevailing law of the foreign state in which the judgment is rendered does not allow for the enforcement of judgments of Israeli courts (subject to exceptional cases);

●	the defendant did not have a reasonable opportunity to be heard and to present his or her evidence, in the opinion of the Israeli court;

●	the enforcement of the civil liabilities set forth in the judgment is likely to impair the security or sovereignty of Israel;

●	the judgment was obtained by fraud;

●	the judgment was rendered by a court not competent to render it according to the rules of private international law prevailing in Israel;

●	the judgment conflicts with any other valid judgment in the same matter between the same parties; or

●	an action between the same parties in the same matter was pending in any Israeli court or tribunal at the time at which the lawsuit was instituted in the foreign court.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.”

AUTHORIZED REPRESENTATIVE

Our authorized representative in the United States for this offering as required pursuant to Section 6(a) of the Securities Act is Alpha Tau Medical, Inc., 1 Union Street 3rd Floor, Lawrence, MA 01840.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this registration statement the following documents previously filed with the SEC:

●	the Company’s Annual Report on Form 20-F for the year ended December 31, 2022 filed with the SEC on March 9, 2023 and Annual Report on Form 20-F/A for the year ended December 31, 2022 filed with the SEC on March 23, 2023;

●	the description of the Company’s ordinary shares contained in the Company’s registration statement on Form 8-A (File No. 001-41316), filed with the SEC on March 7, 2022, including any amendments or reports filed for the purpose of updating such description; and

●	the Company’s Report on Form 6-K furnished with the SEC on August 28, 2023, containing the Company’s Interim Consolidated Financial Statements as of June 30, 2023 and Operating Results and Financial Review in connection with the Interim Consolidated Financial Statements for the six months ended June 30, 2023.

We have filed a registration statement on Form F-3 to register the issuance and the resale of the securities described elsewhere in this prospectus. This prospectus is a part of that registration statement. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities.

Information and statements contained in this prospectus or any annex to this prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to the registration statement of which this prospectus forms a part.

Statements made in this prospectus concerning the contents of any contract, agreement or other document are not complete descriptions of all terms of these documents. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed for a complete description of its terms. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. You should read this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part in their entirety.

We are subject to the informational requirements of the Exchange Act. Accordingly, we will be required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are a “foreign private issuer” as defined in Rule 3b-4 under the Securities Exchange Act of 1934, or the Exchange Act. As a result, our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act and transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. We publish annually an annual report filed on Form 20-F containing financial statements that have been examined and reported on, with an opinion expressed by, a registered public accounting firm. We prepare our annual financial statements in United States dollars and in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. If there is any inconsistency between the information in this prospectus and in any post-effective amendment to the Form F-1 of which this prospectus is a part, or in any prospectus supplement, you should rely on the information in the post-effective amendment or prospectus supplement, as relevant. You should read this prospectus and any post-effective amendment or prospectus supplement together with the additional information contained in documents listed above under the heading “Where You Can Find More Information; Incorporation of Information by Reference.” The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us, the securities offered under this prospectus, and our other outstanding securities. The registration statement, including the exhibits, can be read at the SEC’s website or at the SEC’s offices mentioned above under “Where You Can Find More Information; Incorporation of Information by Reference.”

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (and any exhibits specifically incorporated in such information), at no cost, upon written or oral request to us at the following address:

Alpha Tau Medical Ltd.

Attention: VP Legal

Kiryat HaMada St. 5

Jerusalem

9777605

Israel

You may also obtain information about us by visiting our website at www.innoviz-tech.com. Information contained in our website is not part of this prospectus.

We have not authorized anyone to give any information or make any representation about their companies that is different from, or in addition to, that contained in this prospectus or in any of the materials that have been incorporated in this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies. You should read all information supplementing this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Under the Companies Law, a company may not exculpate an office holder from liability for a breach of the fiduciary duty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care but only if a provision authorizing such exculpation is included in its articles of association. Our amended and restated articles of association include such a provision. The company may not exculpate in advance a director from liability arising due to the breach of his or her duty of care in the event of a prohibited dividend or distribution to shareholders.

Under the Companies Law and the Israeli Securities Law, 5728-1968 (the “Securities Law”) a company may indemnify an office holder in respect of the following liabilities, payments and expenses incurred for acts performed by him or her as an office holder, either in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:

●	a monetary liability incurred by or imposed on the office holder in favor of another person pursuant to a court judgment, including pursuant to a settlement confirmed as judgment or arbitrator’s decision approved by a competent court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned foreseen events and amount or criteria;

●	reasonable litigation expenses, including reasonable attorneys’ fees, which were incurred by the office holder as a result of an investigation or proceeding filed against the office holder by an authority authorized to conduct such investigation or proceeding, provided that such investigation or proceeding was either (i) concluded without the filing of an indictment against such office holder and without the imposition on him of any monetary obligation in lieu of a criminal proceeding; (ii) concluded without the filing of an indictment against the office holder but with the imposition of a monetary obligation on the office holder in lieu of criminal proceedings for an offense that does not require proof of criminal intent; or (iii) in connection with a monetary sanction;

●	a monetary liability imposed on the office holder in favor of a payment for a breach offended at an Administrative Procedure (as defined below) as set forth in Section 52(54)(a)(1)(a) to the Securities Law;

●	expenses expended by the office holder with respect to an Administrative Procedure under the Securities Law, including reasonable litigation expenses and reasonable attorneys’ fees;

●	reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or which were imposed on the office holder by a court (i) in a proceeding instituted against him or her by the company, on its behalf, or by a third party, (ii) in connection with criminal indictment of which the office holder was acquitted, or (iii) in a criminal indictment which the office holder was convicted of an offense that does not require proof of criminal intent; and

●	any other obligation or expense in respect of which it is permitted or will be permitted under applicable law to indemnify an office holder, including, without limitation, matters referenced in Section 56H(b)(1) of the Securities Law.

An “Administrative Procedure” is defined as a procedure pursuant to chapters H3 (Monetary Sanction by the Israeli Securities Authority), H4 (Administrative Enforcement Procedures of the Administrative Enforcement Committee) or I1 (Arrangement to prevent Procedures or Interruption of procedures subject to conditions) to the Securities Law.

Under the Companies Law and the Securities Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder if and to the extent provided in the company’s articles of association:

●	a breach of the fiduciary duty to the company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

●	a breach of duty of care to the company or to a third party, to the extent such a breach arises out of the negligent conduct of the office holder;

●	a monetary liability imposed on the office holder in favor of a third party;

●	a monetary liability imposed on the office holder in favor of an injured party at an Administrative Procedure pursuant to Section 52(54)(a)(1)(a) of the Securities Law; and

●	expenses incurred by an office holder in connection with an Administrative Procedure, including reasonable litigation expenses and reasonable attorneys’ fees.

Under the Companies Law, a company may not indemnify, exculpate or insure an office holder against any of the following:

●	a breach of the fiduciary duty, except for indemnification and insurance for a breach of the fiduciary duty to the company to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

●	a breach of duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

●	an act or omission committed with intent to derive illegal personal benefit; or

●	a fine or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders must be approved by the compensation committee and the board of directors and, with respect to directors or controlling shareholders, their relatives and third parties in which controlling shareholders have a personal interest, also by the shareholders.

Our amended and restated articles of association permit us to exculpate, indemnify and insure our office holders to the fullest extent permitted or to be permitted by law. Our office holders are currently covered by a directors’ and officers’ liability insurance policy. As of the date of this registration statement, no claims for directors’ and officers’ liability insurance have been filed under this policy and we are not aware of any pending or threatened litigation or proceeding involving any of our office holders, including our directors, in which indemnification is sought.

We have entered into agreements with each of our current office holders exculpating them from a breach of their duty of care to us to the fullest extent permitted by law, subject to limited exceptions, and undertaking to indemnify them to the fullest extent permitted by law, subject to limited exceptions, including, with respect to liabilities resulting from this offering, to the extent that these liabilities are not covered by insurance. This indemnification is limited, with respect to any monetary liability imposed in favor of a third party, to events determined as foreseeable by the board of directors based on our activities. The maximum aggregate amount of indemnification that we may pay to our office holders based on such indemnification agreement is the greater of (1) 25% of our shareholders’ equity pursuant to our audited consolidated financial statements for the year preceding the year in which the event in connection of which indemnification is sought occurred, and (2) $40 million (as may be increased from time to time by shareholders’ approval). Such indemnification is in addition to any insurance amounts. Each office holder who agrees to receive this letter of indemnification also gives his approval to the termination of all previous letters of indemnification that we have provided to him or her in the past, if any. However, in the opinion of the SEC, indemnification of office holders for liabilities arising under the Securities Act is against public policy and therefore unenforceable.

Item 9. Exhibits

The Exhibit Index is hereby incorporated herein by reference.

Item 10. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B,

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

EXHIBIT INDEX

Incorporation by Reference
Exhibit No.	Description	Form	File No.	Exhibit No.	Filing Date	Filed / Furnished Herewith
3.1	Amended and Restated Articles of Association of Alpha Tau Medical Ltd.	20-F	001-41316	1.1	March 9, 2023
4.1	Specimen Ordinary Share Certificate of Alpha Tau Medical.	F-4	333-258915	4.5	January 5, 2022
4.2†	Amended and Restated Investors’ Rights Agreement dated as of July 7, 2021, by and among Alpha Tau Medical Ltd. and certain shareholders of Alpha Tau Medical Ltd.	F-4	333-258915	4.8	December 1, 2021
5.1	Opinion of Meitar | Law Offices.					*
10.1	Registration Undertaking, dated as of August 10, 2023, by and among Alpha Tau Medical Ltd., Althera Medical Ltd. and Deep Insight Limited Partnership					*
23.1	Consent of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, independent registered accounting firm for Alpha Tau Medical Ltd.					*
23.2	Consent of Meitar | Law Offices. (included in Exhibit 5.1).					*
24.1	Power of Attorney (included on the signature page)					*
107	Filing Fee Table					*

*	Filed herewith

†	Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

††	Indicates a management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jerusalem, Israel, on the 11th of September, 2023.

ALPHA TAU MEDICAL LTD.

By:	/s/ Uzi Sofer
Name:	Uzi Sofer
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, each director and officer whose signature appears below constitutes and appoints, Uzi Sofer or Raphi Levy, or either of these, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to sign in any and all capacities any and all amendments or post-effective amendments to this registration statement on Form F-3, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting such attorney-in-fact and agent full power and authority to do all such other acts and execute all such other documents as he may deem necessary or desirable in connection with the foregoing, as fully as the undersigned may or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME	POSITION	DATE

/s/ Uzi Sofer	Chief Executive Officer and Chairman	September 11, 2023
Uzi Sofer	(Principal Executive Officer)

/s/ Raphi Levy	Chief Financial Officer	September 11, 2023
Raphi Levy	(Principal Financial Officer and Principal Accounting Officer)

/s/ Ruti Alon	Director	September 11, 2023
Ruti Alon

/s/ Michael Avruch	Director	September 11, 2023
Michael Avruch

/s/ S. Morry Blumenfeld	Director	September 11, 2023
S. Morry Blumenfeld, Ph.D.

/s/ Meir Jakobsohn	Director	September 11, 2023
Meir Jakobsohn

/a/ Alan Adler	Director	September 11, 2023
Alan Adler

/s/ David Milch	Director	September 11, 2023
David Milch

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Alpha Tau Medical Ltd. has signed this registration statement on September 11, 2023.

ALPHA TAU MEDICAL, INC.

By:	/s/ Uzi Sofer
	Name:	Uzi Sofer
	Title:	President and Director